UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On May 27, 2021, U.S. Concrete, Inc. (the “Company”) sent a conditional notice of optional redemption to U.S. Bank National Association, as trustee (the “Trustee”), electing to effect an optional redemption of $200,000,000 in aggregate principal amount (the “Redeemed Notes”) of the Company’s outstanding 6.375% Senior Notes due 2024 (CUSIP No. 90333LAP7) (the “2024 Notes”), which represents all 2024 Notes outstanding as of May 27, 2021, at a cash redemption price equal to 101.594% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date of June 26, 2021 (such date, the “Redemption Date” and such amount, the “Redemption Price”). The redemption is subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of one or more financings, on terms and conditions acceptable to the Company in its sole and absolute discretion, that, collectively, provide net proceeds sufficient to pay the Redemption Price in full on the Redeemed Notes and all fees and expenses related to such financings and the redemption. The Company expects to use a portion of the net proceeds from a new $300,000,000 term loan to fund the Redemption Price. Following the redemption, no 2024 Notes will remain outstanding.

If the Condition Precedent is not satisfied as of the Redemption Date, or if the Company provides written notice to the Trustee and the holders of the 2024 Notes at any time prior to the Redemption Date that the Condition Precedent will not be satisfied as of the Redemption Date, then the conditional notice of optional redemption shall be rescinded and of no force or effect for any purpose, and the Redeemed Notes will be deemed not to have been called for redemption.

If the Condition Precedent has been satisfied, from and after the Redemption Date, interest on the Redeemed Notes will cease to accrue in accordance with the indenture governing the 2024 Notes (the “Indenture”), unless the Company defaults in paying the Redemption Price. The conditional notice of optional redemption will be sent by the Trustee to the registered holders of the 2024 Notes on May 27, 2021 in accordance with the requirements of the Indenture. A copy of the form of the 2024 Notes is incorporated into this Current Report on Form 8-K by reference to Exhibit 4.1 hereto.

The information described in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

Certain statements and information provided in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Form of 6.375% Senior Notes due 2024, included as Exhibit 1 to the Indenture, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2016 (File No. 001-34530)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: May 27, 2021	By:	/s/ Gibson T. Dawson
	Name:	Gibson T. Dawson
	Title:	Vice President, Corporate Controller and Chief Accounting Officer